UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Energy Fuels Inc. (the "Company") has filed a prospectus supplement (the "ATM Prospectus Supplement") to its effective U.S. registration statement on Form S-3 (File No. 333-278193) (the "Registration Statement") in connection with its Controlled Equity OfferingSM Sales Agreement with BMO Capital Markets Corp., Canaccord Genuity LLC, Cantor Fitzgerald & Co., B. Riley Securities Inc. and H.C. Wainwright & Co., LLC, dated June 13, 2025 (the "Sales Agreement").

Pursuant to the ATM Prospectus Supplement, the Company may, at its discretion from time to time, sell up to an additional $500 million of common shares under its "at the market" program.

The Company had previously filed a prospectus supplement to the Registration Statement in connection with the Sales Agreement on June 13, 2025 (the "Prior Prospectus Supplement"). As of the date of the ATM Prospectus Supplement, the Company had issued and sold common shares for aggregate gross sale proceeds of approximately $300 million under the Prior Prospectus Supplement.

Item 9.01. Exhibits.

Exhibit	Description
5.1	Legal Opinion of Dentons LLP with respect to the ATM Prospectus Supplement
23.1	Consent of Dentons LLP with respect to the ATM Prospectus Supplement (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: October 13, 2026
By: /s/ Nathan Longenecker
Nathan Longenecker Chief Legal Officer and Executive Vice President, Global Government Relations